POWER OF ATTORNEY

     Know all by these presents, that the undersigned
hereby constitutes and appoints each of James Marconi and
Lucy O. Day of Anacor Pharmaceuticals, Inc. (the "Company")
and Glen Y. Sato, Michael Tenta and Eleni Ford of Cooley LLP,
signing individually, and with full power of substitution,
the undersigned's true and lawful attorneys-in-fact to:
(1)  prepare, execute in the undersigned's name and on
the undersigned's behalf, and submit to the U.S. Securities
and Exchange Commission (the "SEC") a Form ID, including
amendments thereto, and any other documents necessary or
appropriate to obtain codes and passwords enabling the
undersigned to make electronic filings with the SEC of
reports required by Section 16(a) of the Securities Exchange
Act of 1934 or any rule or regulation of the SEC;
(2)  execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer, director and/or more
than 10% stockholder of the Company, Forms 3, 4, and 5 in
accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder;
(3)  do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4, or 5, complete
and execute any amendment or amendments thereto, and timely
file such form with the SEC and any stock exchange or
similar authority; and
(4)  take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it
being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant to
this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion.
     The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes
as the undersigned might or could do if personally present,
with full power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-fact,
or such attorney in fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this power of
attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of
the Securities Exchange Act of 1934.
     This Power of Attorney shall remain in full force and
effect until the earliest to occur of (a) the undersigned
is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact
or (c) as to any attorney-in-fact individually, until such
attorney-in-fact shall no longer be employed by the Company
or Cooley LLP.
     IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of this 11th day of March 2013.

/s/Sanjay Chanda
Sanjay Chanda